UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 4, 2012

DAVITA INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction

of Incorporation)

1-14106	No. 51-0354549
(Commission File Number)	(I.R.S. Employer Identification No.)

2000 16th Street

Denver, CO 80202

(Address of Principal Executive Offices) (Zip Code)

(303) 405-2100

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 4, 2012, consistent with the terms of and as required by the Agreement and Plan of Merger, dated May 20, 2012, as amended on July 6, 2012 (the “Merger Agreement”), by and among DaVita, Seismic Acquisition LLC, a California limited liability company and a wholly owned subsidiary of DaVita (“Merger Sub”), HealthCare Partners Holdings, LLC, a California limited liability company (“HCP”), and Robert D. Mosher, as the Member Representative, the Board of Directors of DaVita (the “Board”) voted to increase the size of the Board from nine to ten members and appointed Dr. Robert Margolis to fill the vacancy created by such increase and appointed Dr. Margolis as a member of the Clinical Performance Committee of the Board, each to be effective as of the closing of the merger of Merger Sub with and into HCP (the “Merger”), which the parties still expect to occur in the 4th quarter. The Board also voted to approve Dr. Margolis’ appointment as Co-Chairman of the Board, to serve alongside the Board’s current Chairman, Mr. Kent Thiry, also to be effective as of the closing of the Merger.

Dr. Margolis, age 67, has been the Chairman and Chief Executive Officer of HCP since 1982 and the managing partner of HealthCare Partners Medical Group, an HCP member and a California general partnership, since he founded its predecessor entity in 1975. Dr. Margolis serves on the boards of directors of the Martin Luther King Hospital, the National Committee for Quality Assurance, the California Association of Physician Groups, and the California Hospital Medical Center, Los Angeles. Dr. Margolis also serves as a member of the Executive Management Advisory Board at UCLA’s School of Public Health, a member of HealthCare Policy Advisory Council for Harvard Medical School, and a member of the advisory board of the USC Schaeffer Center for Health Policy and Economics. Dr. Margolis previously served as the chairman of the boards of directors of the American Medical Group Association, the National Committee for Quality Assurance, and the Unified Medical Group Association. Dr. Margolis has a national reputation in the managed care industry with over 40 years of industry experience. He works extensively on issues of quality improvement, pay for performance and access to care issues.

As previously disclosed, concurrent with the execution of, and as required by, the Merger Agreement, Dr. Margolis entered into an employment agreement with DaVita and HCP that will become effective at the effective time of the Merger. The employment agreement will supersede his current employment with HCP and will have a two-year term of employment. Under the terms of the employment agreement, Dr. Margolis will continue to serve as Chief Executive Officer of HCP. He will receive an annual base salary of $600,000, subject to review for increases at the discretion of HCP and with the approval of DaVita. Dr. Margolis is eligible to receive annual performance bonuses for calendar years 2012, 2013 and 2014 equal to 40% of his base salary, with an additional bonus of up to 170% of such bonus amount. Dr. Margolis will be entitled to participate in all employee benefits that are generally made available to most executives at HCP with similar levels of compensation and responsibility. Further, in the event that Dr. Margolis is terminated without “cause” (as defined in the employment agreement) by DaVita, he will be entitled to receive (i) an amount equal to two times his annual base salary in effect at the time such termination, plus (ii) an amount equal to the performance bonus paid in the year prior to his termination of employment, pro-rated for the number of months served in the year his employment is terminated. These severance payments will be paid in equal installments over 24 months, subject to HCP’s payroll practices and procedures, and are conditioned upon Dr. Margolis’s execution of a general release. Dr. Margolis is also entitled to the severance payments described above if he resigns due to a material breach of the terms of the employment agreement by DaVita or HCP and HCP fails to cure such breach. It is anticipated that DaVita and Dr. Margolis will enter into an amended and restated employment agreement governing the terms of Dr. Margolis’ position as Chief Executive Officer of HCP and Co-Chairman of the Board prior to the closing of the Merger that will be effective at the effective time of the Merger.

As previously disclosed, concurrent with the execution of, and as required by, the Merger Agreement, prior to the closing, DaVita, on behalf of HCP, will secure (1) a combined directors’ and officers’ liability and employment practices liability run-off insurance policy package and (2) run-off fiduciary liability insurance policies, each of (1) and (2) having an effective date on the effective time and ending on a date that is six years after the effective time. One-half of the premiums for each of these policies will be prepaid by each of HCP and DaVita for the full six-year term of such policies, subject to the limitations described below. In no event will the aggregate amount of premiums payable by HCP for the tail policies described above exceed $275,000, and if the aggregate amount of premiums payable exceeds $550,000, then HCP has agreed to bear $275,000 of such premiums and DaVita will solely bear the remainder of such premiums.

Item 8.01 Other Events.

As disclosed on this Current Report on Form 8-K under Item 5.02 above, on October 4, 2012, Dr. Robert Margolis was appointed by the Board to fill a vacancy on the Board from the increase in the size of the Board and was appointed to serve on the Clinical Performance Committee of the Board, each to be effective as of the closing of the Merger. The Board also voted to approve Dr. Margolis’ appointment as Co-Chairman of the Board, also to be effective as of the closing of the Merger.

For more information, see Item 5.02 of this Current Report on Form 8-K, which is incorporated herein by reference.

Forward Looking Statements

This Current Report on Form 8-K contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are typically preceded by words such as “believes,” “expects,” “anticipates,” “intends,” “will,” “may,” “should,” or similar expressions. These forward-looking statements are subject to risks and uncertainties that may cause actual future experience and results to differ materially from those discussed in these forward-looking statements. Important factors that might cause such a difference include, but are not limited to, costs related to the Merger; DaVita’s or HCP’s inability to satisfy the conditions of the Merger; the need for outside financing to pay the cash consideration in the Merger; DaVita’s inability to amend the senior secured credit facilities or obtain the other financing described in the Current Report, filed May 21, 2012, necessary to pay the cash consideration in the Merger; and other events and factors disclosed previously and from time to time in DaVita’s filings with the SEC, including DaVita’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2012 and the Prospectus, filed September 27, 2012 (the “Prospectus”). DaVita bases its forward-looking statements on information currently available to it at the time of this release and undertakes no obligation to update or revise any forward-looking statements, whether as a result of changes in underlying factors, new information, future events, or otherwise.

Additional Information About the Proposed Transaction and Where to Find It

In connection with the Merger, DaVita has filed with the SEC the Prospectus to register the DaVita Common Stock issuable in the Merger. Investors and security holders are urged to read the Prospectus and any other relevant documents to be filed with the SEC because they will contain important information about DaVita and HCP and the proposed transaction. Investors and security holders may obtain a free copy of the Prospectus and other documents when filed by DaVita with the SEC at www.sec.gov or www.davita.com.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAVITA INC.

By:	/s/ Kim M. Rivera
Name:	Kim M. Rivera
Title:	Chief Legal Officer and Corporate Secretary

Date: October 11, 2012